PROGRESS VENTURES, INC. CONSOLIDATED
                                PROFIT AND LOSS
                 FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2001

                                                                       09/30/01 MTD         09/30/01 YTD
                                                                -------------------  -------------------
            ORDINARY INCOME/EXPENSE
               Income
                 Synfuel Related Revenues
41000               Synfuel Sales                               $     12,508,654.73  $     94,562,132.43
41001               Synfuel Sales-Estimate                            (1,346,766.00)       11,723,754.00
41002               Synfuel Sales-Prem/Penalty                                 0.00        (2,027,037.33)
41004               Truck Freight Out                                     (7,217.17)         (114,472.52)
41006               Stoker Sales Revenue                              (2,460,512.92)        1,538,204.46
41007               Stoker Sales Estimate                               (548,623.00)          237,077.00
41008               Transloading                                          21,231.29           108,914.25
41010               Sales Adjustments                                         53.88               (78.66)
41012               Sales Commission                                     (98,976.67)         (724,470.43)
41100               Coal Sales                                         1,961,450.51          (271,429.24)
41101               Coal Sales-Estimate                                  119,369.00           119,369.00
41102               Coal Sales-Premiums                                 (316,536.51)           69,326.18
41103               Coal Sales-Penalties                                 168,948.21                 0.00
41104               Coal Sales-Barge                                   3,065,734.36         3,113,820.32
41200               Synfuel Sales-EFC Sub                             (1,967,367.70)                0.00
41202               Stoker Sales-EFC Sub                                 235,106.21           596,275.03
                                                                -------------------  -------------------
                 Total Synfuel Related Revenues                       11,334,548.22       108,931,384.49
                                                                -------------------  -------------------
               Total Income                                           11,334,548.22       108,931,384.49

               Expense
                 Operating Expense

               Depreciation Expense
60256            Depreciation Expense - Purchase SF/SR                   808,779.92         7,247,127.58
                                                                -------------------  -------------------
               Total Depreciation Expense                                808,779.92         7,247,127.58


                                                                -------------------  -------------------
               Total Operating Expense                                   808,779.92         7,247,127.58


                    Cost of Goods Sold
71000                 Coal                                            16,866,755.53       110,736,813.94
71002                 Processing Expense                               2,410,663.52        17,137,122.54
71004                 Royalties                                        2,073,677.07        21,423,808.78
71006                 Depreciation and Depletion                         271,169.32         2,288,269.85
71007                 Other Processing Costs                             159,265.89         1,155,581.75
71008                 Inventory Adjustment                              (109,529.35)          688,101.04
71100                 Synfuel Cost Estimate                           (3,684,162.00)       18,259,218.00
71101                 Stoker Cost Estimate                              (534,496.00)          229,304.00
71102                 Coal Cost Estimate                                 116,228.00           116,228.00
                                                                -------------------  -------------------
                    Total Cost of Goods Sold                          17,569,571.98       172,034,447.90

                    SG&A Expenses



                    Taxes
80180                 Net Worth Tax                                            0.00           162,255.00
                                                                -------------------  -------------------
                    Total Taxes                                                0.00           162,255.00

80200               Miscellaneous                                              0.01             8,863.41
                                                                -------------------  -------------------
                 Total SG&A Expenses                                           0.01           171,118.41
                                                                -------------------  -------------------
               Total Expense                                          18,378,351.91       179,452,693.89
                                                                -------------------  -------------------
            NET ORDINARY INCOME                                       (7,043,803.69)      (70,521,309.40)

            OTHER INCOME/EXPENSE
               Other Income
90040            Other Income                                                  0.00             9,002.89
90045            Minority Income                                         623,502.39         6,110,388.32
                 EQUITY INCOME
87552                 Colona Synfuel, LLP                                      0.00        (1,910,000.00)
                                                                -------------------  -------------------
                 TOTAL EQUITY INCOME                                           0.00        (1,910,000.00)
                                                                -------------------  -------------------
               Total Other Income                                        623,502.39         4,209,391.21

               Other Expense
90060            Interest Expense                                             (0.00)         (321,568.89)
90075            Royalties to Rex                                      1,368,669.53         8,266,709.94
                 INTERCOMPANY INTEREST EXPENSE
90063                 I/C Interest Expense-EFC                           380,699.00         3,242,086.34
90064                 I/C Interest Expense-Money Pool (PE)               177,739.97           905,297.27

                                                                -------------------  -------------------
                 TOTAL INTERCOMPANY INTEREST EXPENSE                     558,438.97         4,147,383.61
                                                                -------------------  -------------------
               Total Other Expense                                     1,927,108.50        12,092,524.66
                                                                -------------------  -------------------
            NET OTHER INCOME/EXPENSE                                  (1,303,606.11)       (7,883,133.45)

            TAXES

               Income Tax Expense
90300            Income Tax - Current                                 (2,921,593.43)      (27,441,554.81)
                                                                -------------------  -------------------
               Total Income Tax Expense                               (2,921,593.43)      (27,441,554.81)


               Synfuel Tax Credits
91000            Synfuel Tax Credits-Current                         (13,224,393.68)      (94,589,455.02)
91001            Synfuel Tax Credits-Current Estimate                  1,453,590.00       (10,960,133.00)
                                                                -------------------  -------------------
               Total Synfuel Tax Credits                             (11,770,803.68)     (105,549,588.02)

                                                                -------------------  -------------------
            TOTAL TAXES                                              (14,692,397.11)     (132,991,142.83)
                                                                -------------------  -------------------
            NET INCOME/(LOSS)                                          6,344,987.31        54,586,699.98
                                                                ===================  ===================
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